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                                                                 EXHIBIT 99.12


                              CERTIFICATE OF MERGER
                                       OF
                       IRVINE APARTMENT COMMUNITIES, INC.,
                             A MARYLAND CORPORATION,
                                  WITH AND INTO
                              TIC ACQUISITION LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                       (PURSUANT TO SECTION 18-209 OF THE
                     DELAWARE LIMITED LIABILITY COMPANY ACT)


         Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act ("DLLCA"), TIC Acquisition LLC, a Delaware limited liability company, does hereby certify as follows:

         FIRST: The name and jurisdiction of formation or incorporation of each of the limited liability companies or other business entities parties to the merger (the "constituent entities") are as follows:

NAME OF ENTITY                             STATE OF FORMATION OR INCORPORATION
--------------                             -----------------------------------

Irvine Apartment Communities, Inc.                      Maryland

TIC Acquisition LLC                                     Delaware

         SECOND: An Agreement and Plan of Merger (the "Merger Agreement") between the constituent entities has been approved and executed by each of the constituent entities of the merger in accordance with the requirements of
Section 18-209 of the DLLCA.

         THIRD: TIC Acquisition LLC, a Delaware limited liability company (the "Surviving Entity"), shall be the surviving entity of the merger.

         FOURTH: The Limited Liability Company Agreement of TIC Acquisition LLC will be the Limited Liability Company Agreement of the Surviving Entity.

         FIFTH: The merger will become effective at 5:00 p.m. on the date of filing of this Certificate of Merger.

         SIXTH: The executed Merger Agreement is on file at the office of the Surviving Entity, the address of which is c/o The Irvine Company, 550 Newport Center Drive, Newport Beach, California 92660.


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         SEVENTH: A copy of the Merger Agreement will be furnished by the
Surviving Entity, on request and without cost, to any member of TIC Acquisition LLC or stockholder of Irvine Apartment Communities, Inc.

                            [Signature Page Follows]





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         IN WITNESS WHEREOF, TIC Acquisition LLC, a Delaware limited liability company, has caused this Certificate of Merger to be signed by a duly authorized officer thereof this 7th day of June, 1999.


                                             TIC ACQUISITION LLC, a Delaware
                                             limited liability company


                                             By: /s/ Michael D. McKee
                                                 -------------------------------
                                                 Michael D. McKee
                                                 Executive Vice President, Chief
                                                 Financial Officer and Secretary